UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

XFLH CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 The Green #6565

Dover, DE, 19901

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one ordinary share and one right	New York Stock Exchange
Ordinary Shares, par value $0.0001	New York Stock Exchange
Rights to receive one-seventh (1/7) of one Ordinary Share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-290588

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant's Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and rights of XFLH Capital Corporation, a Cayman Island company (the “Company”). The description of the units, ordinary shares and rights contained under the heading “Description of Securities” in the registration statement  on Form S-1  initially filed with the Securities and Exchange Commission on September 29, 2025, as amended from time to time (File No. 333-290588) (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Solely the Units will be traded until the 52nd day following the date of the Registrant’s final prospectus. The trading symbols for the securities, as listed on the New York Stock Exchange are as follows:

Units	XFLHU
Ordinary Shares	XFLH
Rights	XFLHR

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 11, 2026	XFLH Capital Corporation

	By:	/s/ Yanzhe Yang
	Name:	Yanzhe Yang
	Title:	Chief Executive Officer

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